mobetize

MANAGEMENT CONSULTANT AGREEMENT

THIS CONSULTANT AGREEMENT (this "**Agreement**") is made and entered into as of _September 20, 2013 by and between **Mobetize Corp ("MOBETIZE")**, and **Tanuki Business Consulting** Inc (the "**Consultant**").

WITNESSETH:

WHEREAS, MOBETIZE is engaged in the business of providing various types of mobile payments and mobile value added services; and

WHEREAS, the Consultant, by education and experience, possesses qualifications to serve as an consultant of MOBETIZE; and

WHEREAS, MOBETIZE and Consultant wish to confirm the terms and conditions of such consultant relationship as hereinafter set forth; and

Relationship: The parties agree that the relationship of **Tanuki Business Consulting** Inc to Mobetize created by this Agreement is that of an independent contracting firm and nothing in this Agreement constitutes or creates an employer/employee relationship between **Tanuki Business Consulting** Inc and Mobetize or any employee or agent of Alligato. **Tanuki Business Consulting** Inc has no authority to make statements, representations or commitments of any kind, or to take actions binding upon the Mobetize except as provided in this Agreement or as authorized in writing by the Mobetize.

The parties acknowledge and agree that the Mobetize has entered into this Agreement in reliance on the express representation and warranty of **Tanuki Business Consulting** Inc that **Tanuki Business Consulting** Inc is not an employee of Mobetize. In the event the relationship between the Mobetize and the **Tanuki Business Consulting** Inc is found to be an employment relationship for any reason whatsoever, such will constitute cause for the immediate termination of this Agreement by the Mobetize.

1. <u>Position and Job Description</u>

Consultant's position with MOBETIZE is " CFO - Chief Financial Officer". Consultant will report to Ajay Hans, Chief Executive Officer and/or Stephen Fowler President. Please note that the functions listed below are not all inclusive and may at the sole discretion of MOBETIZE be changed to fit the business needs of MOBETIZE. At present, the details are as follows:

Scope of the contract would be:

a. Act as CFO for Mobetize
b. Responsible for e external reporting, compliance, filings etc.
c. Assist with the next round of financing
d. Strategic and financial planning
e. Set up and grow a finance function as the business grows
f. Contract negotiations (supplier & customer)
g. Other tasks as agreed.

2. Term

MOBETIZE hereby agrees to employ Consultant and Consultant hereby accepts employment pursuant to the terms and provisions of this Agreement for six months period commencing 23rd September 2013 and terminating on March 30th 2014 (the "**Initial Term**"). Unless this Agreement is earlier terminated as provided herein, this Agreement shall automatically renew for successive six (6) month terms (the "**Renewal Term(s)**") beyond the Initial Term until terminated in accordance with Article 8 of this Agreement. Consultants also understands and agrees that the terms of this Agreement in Sections: 7, "Confidentiality, Assignment of Work and·Non-Solicitation" (Schedule D, attached hereto) shall survive termination of the other provisions of this Agreement.

3. Compensation

Consultant's remuneration will be $80 per hour with minimum of 37.5 hours per month ($3000 per month. Consultant will deliver a bill monthly to MOBETIZE.

4. Confidentiality, Assignment of Works and Non-Solicitation

The terms of the Confidentiality / Assignment of Works and Non-Solicitation Agreement (attached as Schedule "B") shall form part of this Agreement, and any breach of the attached Confidentiality / Assignment of Works and Non-Solicitation Agreement shall be deemed a breach of this Agreement.

5. Termination of Consultancy

It is agreed that any termination of Consultant's employment, prior to expiry of the Initial Term on March 30 2014 shall occur on the following basis:

(a) Without notice by MOBETIZE if just cause for termination exists; or

(b) Consultant may resign on giving MOBETIZE four (4) weeks' written notice of the effective date of Consultant's resignation.

6. No Conflict with Prior Obligations

Consultant hereby represents and warrants to MOBETIZE that Consultant is not a party to any agreement, or otherwise bound by any duty to another party that may, in any way, restrict Consultant's right or ability to enter into this Agreement or perform the service contemplated under this Agreement. Consultant further represents and warrants that in performance of the services contemplated under this Agreement Consultant will not disclose or use any confidential information belonging to any prior employer or other persons or entities.

7. Computer Access and E-Mail

Employee agrees to comply with all reasonable rules and restrictions that MOBETIZE may impose on the use of computers, e-mail accounts and Internet access. In particular:

(a) Information stored or transmitted on MOBETIZE's computers including E-mail is, and remains at all times, the property of MOBETIZE. MOBETIZE reserves the right to access any such information. As a result, has no expectation of privacy with respect to this information.

(b) It is Consultant's responsibility to keep Consultant's password(s) secret. Consultant may not share Consultant's passwords(s) with anyone, and consultant is responsible for all activity performed with Consultant's personal user ID or password.

8. **General**

(a) The Company agrees to defend and indemnify the Consultant for any claim or cause of action (including any legal costs incurred to defend such claims) asserted against the Consultant in any forum based on actions taken by the Consultant e in the course and scope of his performance of his consulting duties under this Agreement

(b) This Agreement shall inure to the benefit of and shall be binding upon each of the parties hereto and their respective successors, assigns and personal representatives, except that the Consultant's rights and interests under this Agreement may not be assigned, pledged or encumbered by him without MOBETIZE's prior written consent. This Agreement, and the rights of MOBETIZE hereunder, may be assigned by MOBETIZE without any requirement of consent by the Employee; provided, however, that the performance of the obligations and covenants of MOBETIZE hereunder shall be binding upon such assignee or successor of MOBETIZE.

(c) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all other agreements between them.

(d) No modification, amendment or waiver of any provision of this Agreement shall be effective unless approved in writing by the parties hereto.

(e) If any provision of this Agreement shall be held to be unenforceable, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(f) This Agreement shall be governed by and construed in accordance with the laws of the province of British Columbia.

(g) All payments made to Employee under this Agreement shall be subject to applicable withholdings, and/or deductions required by any Federal, local law, statute, regulation or other authority.

9. **Notices**

Any notices required by this agreement shall be given by hand, by facsimile, by overnight mail by a recognized overnight courier, or sent by first class mail to the applicable address as follows:

If to the Company, to it at:

Mobetize, Corp.
51 Bay View Drive
Point Roberts, WA 98281
USA
Attention: Stephen Fowler President
sfowler@mobetize.com

If to Consultant, to him at:

Tanuki Business Consulting Inc, 2914B West 3rd Ave, Vancouver, V6K 1M7.

Chris.convey@btinternet.com

Either party may from time to time specify as its address for purposes of this Agreement any other address upon giving ten (10) days written notice thereof to the other party. Notice shall be deemed given; when given if given by hand; when sent by facsimile if the sender has a contemporaneous written confirmation from the machine from which it was sent, accept that if sent during non-business hours of the recipient, then notice shall be deemed given at the commencement of the regular business hours of recipient; if delivered by first class mail, five (5) days after deposit in a Postal Service mailbox; if by recognized overnight courier, when delivered.

IN WITNESS WHEREOF, this Agreement has been duly executed by or on behalf of the parties hereto as of the day and year first above written.

MOBETIZE CORP.

BY: ______________________________

Ajay Hans, CEO or Stephen Fowler President

Consultant - Tanuki Business Consulting Inc

BY: ______________________________

Schedule "B"

Consultant Confidentiality / Assignment of Works
& Non-Solicitation Agreement

1. Confidentiality

Employee agrees that during the course of his consultancy with MOBETIZE and afterward, keep confidential and refrain from using, directly or indirectly, all information known or used by MOBETIZE in its activities, including, but not limited to:

(a) all of MOBETIZE's confidential and proprietary information, including, plans, designs, concepts, techniques, processes, cost data, computer code, algorithms, software programs, formulas, development or experimental work, work in process, or other know-how or trade secrets;

(b) any financial information, including MOBETIZE budgets, costs, sales, income, profits, salaries and wages;

(c) information concerning business opportunities, clients and customers of MOBETIZE including all collaborations, ventures or joint ventures considered by MOBETIZE, whether or not pursued;

(d) any and all know-how, and any and all oral, written, electronic or other communications and other information disclosed or provided by MOBETIZE including any and all analyses or conclusions drawn or derived therefrom;

(e) customer and client lists and contact information

(f) information regarding MOBETIZE's specialized communications solutions and systems used by MOBETIZE for the rendering of services to its customers and clients; and

Further, Consultant acknowledges that MOBETIZE receives confidential or proprietary information from third parties for certain limited purposes in the ordinary course of its business. Employee agrees to hold such information in the strictest confidence and not to use such information for the benefit of anyone other than MOBETIZE or such third party, without the express authorization in writing from MOBETIZE.

Confidential information shall not include information that:

(a) is publicly available (other than as a result of a breach of this Agreement);

(b) is known by Consultant prior to his employment with MOBETIZE.

2. Non-Solicitation of Customers, Clients and Employees

While Consultant is employed by MOBETIZE and for the period of twelve (12) months immediately following the termination of Employee's employment with MOBETIZE, Employee will not, directly or indirectly, solicit:

(a) any customer or client of MOBETIZE for the purpose of selling or supplying to such clients, any products or services which are competitive with the products or services developed, sold, marketed, licensed or supplied by MOBETIZE at the time of the termination of my employment with MOBETIZE;

3. Return of MOBETIZE Property

Consultant agrees to return to MOBETIZE, immediately upon termination of my employment, regardless of how that termination should occur, all designs, devices, documents, specifications, business documents, computer software, lists, records files data, and all other material containing or disclosing Confidential Information including copies of these items, however made or obtained, and will delete any electronic copies or files of any such information.

5. Enforceability

Consultant acknowledges that all restrictions contained in this Agreement are reasonable and valid and all defenses to the strict enforcement of all or any portion thereof by MOBETIZE are hereby waived by Employee. If any clause or portion of any such clause shall be unenforceable or declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of the Agreement, and such unenforceable or invalid portion shall be severed from the remainder of this Agreement.

Employee further agrees that Employees' covenants and representations contained in this Agreement shall survive and continue to bind Employee following the termination of any contract for Employee's employment with MOBETIZE regardless of the reason for such termination.

ACCEPTED AND AGREED TO THIS 20 DAY OF SEPTEMBER, 2013. I HAVE READ AND UNDERSTAND THE TERMS AND CONDITIONS THAT ARE SET OUT IN THIS SCHEDULE D TO THE EMPLOYMENT AGREEMENT.

____
(Consultant)